Exhibit 10.2

Terms and Conditions of Stock Option Agreement Ford Motor Company Long-Term Incentive Plan
Effective for Options and/or Stock Appreciation Rights granted under the Ford Motor Company Long-Term Incentive Plan. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Stock Option Agreement of which these terms and conditions are a part (the “Agreement”).
Please refer to Appendix A for Additional Country-Specific Information
1.The Option may not be exercised prior to the date one year from the date of the Agreement.
Thereafter, the Option may be exercised in installments as follows:
•(a) Beginning on the date one year from the date of the Agreement, the Option may be exercised to the extent of 33% of the shares originally covered thereby;
•(b) Beginning on the date two years from the date of the Agreement, the Option may be exercised to the extent of an additional 33% of the shares originally covered thereby;
•(c) Beginning on the date three years from the date of the Agreement, the Option may be exercised to the extent of an additional 34% of the shares originally covered thereby; and
•(d) To the extent not exercised, installments shall be cumulative and may be exercised in whole or in part;
all subject to the Agreement and these terms and conditions and any rules and regulations established by the Committee pursuant to the Plan.
Notwithstanding the foregoing, if your stock option grant included an incentive stock option (“ISO”), the ISO portion of the grant would be maximized within permissible regulatory limits. This could result in a different number of options vesting on the first three anniversary dates of the grant under the nonqualified option (“NQO”) and/or the ISO portion of the grant than the number indicated by the schedule above. In any event, the total number of NQOs and ISOs in the grant, will, as a whole, vest according to the schedule above. Your grant information (available online via your Morgan Stanley account website—www.stockplanconnect.com—or through a Morgan Stanley phone representative) will reflect the specific number of ISOs and NQOs vesting on the specific dates.
2.The Stock Appreciation Right, if any, granted by the Company to the Optionee under the Agreement shall entitle the Optionee to receive, without payment to the Company and as the Optionee may elect, either (a) that number of shares of Stock determined by dividing (i) the total number of shares of Stock subject to the Option (or the portion or portions thereof which the Optionee from time to time elects to use for purposes of this clause (a)), multiplied by the amount by which the fair market value of a share of Stock on the day this right is exercised exceeds the option price set forth in the Agreement (such amount being hereinafter referred to as the Spread), by (ii) the fair market value of a share of Stock on the exercise date; or (b) cash in an amount determined by multiplying (i) the total number of shares of Stock subject to the Option (or the portion or portions thereof which the Optionee from time to time elects to use for purposes of this clause (b)), by (ii) the amount of the Spread; or (c) a combination of shares of Stock and cash, in amounts determined as set forth in clauses (a) and (b) above; all subject to the terms and conditions set forth herein and any rules and regulations established by the Committee pursuant to the Plan.
The right of the Optionee to exercise any Stock Appreciation Right shall be cancelled if and to the extent that the Option is exercised. The right of the Optionee to exercise the Option shall be cancelled if and to the extent that shares covered by the Option are used to calculate shares or cash received upon exercise of any Stock Appreciation Right.
“Fair market value” shall mean the closing price at which Stock shall have been reported on the New York Stock Exchange on the date as of which such computation is to be made or, if no such closing price shall have been reported on such day, on the next preceding day on which such closing price of Stock shall have been reported on such Exchange.

If any fractional share of Stock would otherwise be deliverable to the Optionee upon exercise of any Stock Appreciation Right, the Optionee shall be paid a cash amount equal to the same fraction of the fair market value of the Stock on the date of exercise.
Any Stock Appreciation Right shall become and remain exercisable by the Optionee only to the extent that the Option becomes and remains exercisable.
3.Subject to Article 4 hereof, the provisions of this Article 3 shall apply with respect to Optionee’s Options and any Stock Appreciation Rights upon Optionee’s Termination of Service (as such term is defined in the Plan) unless the applicable Agreement or local law or regulation requires otherwise. Notwithstanding anything to the contrary herein, except in the case of Termination of Service due to death, all unvested Options and Stock Appreciation Rights that are subject to a retention period specified in any Agreement relating to such Options or Stock Appreciation Rights shall be forfeited and cancelled at the time of Termination of Service if that Termination of Service occurs before the applicable retention period has been met. For purposes of this Article 3, the terms “Retirement” and “Six-Month Requirement” shall have the meanings assigned to them in the Plan.
In the event of Optionee’s Termination of Service by reason of Retirement, disability or death, if the Six-Month Requirement is met, all of Optionee’s rights under any applicable Agreement shall continue in effect or continue to accrue for the period ending on the date ten years from the date of grant of any Option (or such shorter period as the Committee may specify), subject to any limitations on the exercise of such rights in effect at the date of exercise and, in the event of the Optionee’s death prior to such date, to the provisions of the penultimate paragraph of this Article 3.
If Optionee’s employment with the Company shall be terminated at any time by reason of a sale or other disposition (including, without limitation, a transfer to a Joint Venture) of the division, operation or subsidiary in which Optionee was employed or to which Optionee was assigned, all of Optionee’s rights under any Option and any related Stock Appreciation Right granted to him or her shall continue in effect, and all of Optionee’s rights under such Options shall become immediately vested, and continue to accrue until the date five years after the date of such termination or such earlier or later date as the Committee may specify (but not later than the date ten years from the date of grant of any Option), provided Optionee shall satisfy both of the following conditions: (a) Optionee, at the date of such termination, had remained in the employ of the Company for at least three months following the grant of such Option and Stock Appreciation Right, and (b) Optionee continues to be or becomes employed in such division, operation or subsidiary following such sale or other disposition and remains in such employ until the date of exercise of such Option or Stock Appreciation Right (unless the Committee shall waive this condition (b)). Upon termination of Optionee’s employment with such (former) division, operation or subsidiary following such sale or other disposition, any then-existing right of Optionee to exercise any such Option or Stock Appreciation Right shall be subject to the following limitations: (x) if Optionee’s employment is terminated by reason of disability, death or Retirement, such Optionee’s rights shall continue as provided in the preceding sentence with the same effect as if his or her employment had not terminated; (y) if Optionee’s employment is terminated by reason of discharge, release in the best interest of the Company or voluntary quit, such Optionee’s rights shall terminate on the date of such termination of employment and all rights under such Option and Stock Appreciation Right shall cease; and (z) if Optionee’s employment is terminated for any reason other than a reason set forth in the preceding clauses (x) and (y), Optionee shall have the right, within three months after such termination, to exercise such Option or Stock Appreciation Right to the extent that it or any installment thereof shall have accrued at the date of such termination and shall not have been exercised, subject in the case of any such termination to any limitations on the exercise of such Option and Stock Appreciation Right in effect at the date of exercise.
If Optionee’s employment with the Company shall be terminated at any time by reason of discharge, release in the best interest of the Company or voluntary quit, Optionee’s right to exercise such Option or Stock Appreciation Right shall terminate on the date of such termination of employment and all rights thereunder shall cease.
If, on or after the date that any Option or Stock Appreciation Right shall first have become exercisable, Optionee’s employment with the Company shall be terminated for any reason not specified in the foregoing paragraphs of this Article 3, Optionee shall have the right, within three months after such termination, to exercise such Option or Stock Appreciation Right to the extent that it or any installment thereof shall have accrued at the date of such termination of employment and shall not have been exercised, subject to any limitations on the exercise of such Option or Stock Appreciation Right in effect at the date of exercise.

If Optionee shall die within the applicable period specified in the second, third, or fifth paragraphs of this Article 3, the beneficiary designated pursuant to Article 7 or, if no such designation is in effect, the executor or administrator of the estate of the decedent or the person or persons to whom the Option or Stock Appreciation Right shall have been validly transferred by the executor or administrator pursuant to will or the laws of descent and distribution shall have the right within the same period of time as the period during which the Optionee would have been entitled to exercise such Option or Stock Appreciation Right (except that (a) if paragraph five of this Article 3 applies, Optionee’s Option or Stock Appreciation Right may be exercised only to the extent that it or any installment thereof shall have accrued at the date of death and shall not have been exercised; and (b) the period of time within which any Option or Stock Appreciation Right shall be exercisable following the date of the Optionee’s death shall not be less than one year (unless the Option by its terms expires earlier)), subject to the provision that no Option or related Stock Appreciation Right shall be exercised under any circumstances beyond ten years from the date of grant of such Option, and to any other limitation on the exercise of such Option or Stock Appreciation Right in effect at the date of exercise. No transfer of an Option or Stock Appreciation Right by the Optionee, other than by filing a written designation of beneficiary pursuant to Article 7, shall be effective to bind the Company unless the Company shall have been furnished with written notice of such transfer and a copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer. No transfer shall be effective without the acceptance by the designated beneficiary or other transferee of the terms and conditions of such Option or Stock Appreciation Right.
Notwithstanding anything to the contrary set forth in the Agreement or in these terms and conditions, neither the Option nor any Stock Appreciation Right shall be exercised on or after the date ten years from the date of the Agreement.
4.Anything contained herein or in the applicable Agreement to the contrary notwithstanding, the right of the Optionee to exercise the Option or any Stock Appreciation Right following termination of the Optionee's employment or other engagement with the Company shall remain effective only if, during the entire period from the date of the Optionee's termination to the date of such exercise, the Optionee shall have earned out such right by (i) making himself or herself available, upon request, at reasonable times and upon a reasonable basis, to consult with, supply information to and otherwise cooperate with the Company or any subsidiary thereof with respect to any matter that shall have been handled by him or her or under his or her supervision while he or she was in the employ of the Company or of any subsidiary thereof, and (ii) refraining from engaging in any activity that is directly or indirectly in competition with any activity of the Company or any subsidiary thereof.
In the event of the Optionee's nonfulfillment of the condition set forth in the immediately preceding paragraph, the Optionee's right to exercise the Option or any Stock Appreciation Right shall cease; provided, however, that the nonfulfillment of such condition may at any time (whether before, at the time of or subsequent to termination of his or her employment or other engagement) be waived in the following manner:
•(1) if the Optionee at any time shall have been subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended (the Exchange Act) or the liability provisions of Section 16(b) of the Exchange Act on account of their position with the Company (any such Optionee being hereinafter called a “Section 16 Person”), such waiver may be granted by the Committee upon its determination that in its sole judgment there shall not have been and will not be any substantial adverse effect upon the Company or any subsidiary thereof by reason of the nonfulfillment of such condition; and
•(2) if the Optionee shall not at any time have been a Section 16 Person, such waiver may be granted by the Committee (or any delegee appointed by it for the purpose) upon its determination that in its sole judgment there shall not have been and will not be any such substantial adverse effect.
Anything contained herein or in the Agreement to the contrary notwithstanding, the right of the Optionee to exercise the Option or any Stock Appreciation Right following termination of the Optionee's employment or other engagement with the Company shall cease on and as of the date on which it has been determined by the Committee that the Optionee at any time (whether before or subsequent to termination of the Optionee's employment or other engagement) acted in a manner inimical to the best interests of the Company or its subsidiaries. Conduct which constitutes engaging in an activity that is directly or indirectly in competition with any activity of the Company or any subsidiary thereof shall be governed by the four immediately preceding paragraphs of this Article and shall not be subject to any determination under this paragraph.

5.Payment for any shares of Stock purchased upon exercise of the Option shall be made in full at the time of exercise. Such payment may be made in cash, by wire, by delivery of shares of Stock beneficially owned by the Optionee or by a combination of cash and Stock, at the election of the Optionee; provided, however, that any shares of Stock so delivered shall have been beneficially owned by the Optionee for a period of not less than six months (or 12 months if the stock being surrendered was acquired through the exercise of an ISO) prior to the date of such exercise. Any shares of Stock so delivered shall be valued at their fair market value (determined as provided in Article 2 hereof) on the date of such exercise.
The Optionee, from time to time during the period when the Option and any Stock Appreciation Right may by their terms be exercised (a) may exercise the Option in whole or in part by delivering to the Company or its designee (i) a written notice signed by the Optionee stating the number of shares that the Optionee has elected to purchase at that time from the Company, and (ii) a check in an amount, or (in accordance with the preceding paragraph) shares of Stock having a value, equal to the purchase price of the shares then to be purchased, or a combination of shares of Stock and cash, or (b) may exercise any Stock Appreciation Right in whole or in part by delivering to the Company a written notice signed by the Optionee stating (i) the number of shares covered by the Option he or she has elected to use to compute the number of shares, and/or (ii) the number of shares covered by the Option he or she has elected to use to compute the amount of cash, to be received from the Company pursuant to exercise of any Stock Appreciation Right. The Committee, if it shall deem it necessary or desirable for any reason connected with any law or regulation of any governmental authority relating to the regulation of securities, may require the Optionee to execute and file with it such evidence as it may deem necessary that the Optionee is acquiring any shares of Stock for investment and not with a view to their distribution and, by way of the adoption of rules and regulations or otherwise, impose conditions as to the time and manner of exercise of any Stock Appreciation Right by any person or class of persons.
As soon as practicable after receipt by the Company or its designee of such notice, check and/or shares of Stock (if the Option is exercised in whole or in part) and such evidence of intent to acquire for investment as may be required by the Committee, the Company shall issue the appropriate number of shares in the name of the Optionee and deliver the certificate therefor to the Optionee and/or deliver a check payable to the order of the Optionee for the appropriate amount of cash. The number of shares shall be adjusted appropriately, or other appropriate arrangements shall be made, for any taxes required to be withheld by federal, state or local law.
6.As a condition of the granting of the Option and any Stock Appreciation Right, the Optionee and the Optionee's heirs, legatees, successors and assigns agree that any dispute or disagreement which shall arise under or as a result of the Agreement, the Plan, or these terms and conditions shall be determined by the Committee in its sole discretion and judgment and that any such determination and any interpretation by the Committee of the Agreement, the Plan, or these terms and conditions shall be final and shall be binding and conclusive for all purposes.
7.Unless the Committee determines otherwise, neither the Option nor any Stock Appreciation Right is transferable by the Optionee otherwise than by will or the laws of descent and distribution, and, during the Optionee's lifetime, each is exercisable only by the Optionee or the Optionee's guardian or legal representative. Once transferred by will or by the laws of descent and distribution, neither the Option nor any Stock Appreciation Right shall be further transferable. Any transferee of the Option and any Stock Appreciation Right shall take the same subject to the terms and conditions set forth herein. No such transfer of the Option and any Stock Appreciation Right shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions set forth herein. No assignment or transfer of the Option and any Stock Appreciation Right, or of the rights represented thereby, other than as provided in this Article, shall vest in the purported assignee or transferee any interest or right therein whatsoever.

Notwithstanding anything to the contrary set forth herein, the Optionee may file with the Company or its designee a written designation of beneficiary or beneficiaries (subject to such limitations as to the classes and number of beneficiaries and contingent beneficiaries and such other limitations as the Committee from time to time may prescribe) to exercise, in the event of the Optionee's death, the Option or any Stock Appreciation Right subject to the terms and conditions set forth herein and to receipt by the Company of such evidence as the Committee may deem necessary to establish the acceptance by the beneficiary or beneficiaries of the terms and conditions set forth herein. The Optionee shall be deemed to have designated as beneficiary or beneficiaries the person or persons who receive the Optionee's life insurance proceeds under the basic Company Life Insurance Plan unless the Optionee shall have assigned such life insurance or shall have filed with the Company a written designation of a different beneficiary or beneficiaries. The Optionee may from time to time revoke or change any such designation of beneficiary and any designation of beneficiary by the Optionee shall be controlling over any other disposition, testamentary or otherwise; provided, however, that if the Committee shall be in doubt as to the entitlement of any such beneficiary to exercise the Option or any Stock Appreciation Right, the Committee may determine to recognize only an exercise by the legal representative of the Optionee, in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.
8.The Optionee, a beneficiary designated pursuant to Article 7 hereof or a transferee of the Option and any Stock Appreciation Right shall have no rights as a stockholder with respect to any share covered by the Option or any Stock Appreciation Right until such person shall have become the holder of record of such share, and, except as provided in Article 10 hereof, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash or securities or other property) or distributions or other rights in respect of such share for which the record date is prior to the date upon which such person shall become the holder of record thereof.
9.The existence of the Option or any Stock Appreciation Right shall not affect in any way the right or power of the Company or its stockholders to make or authorize any adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceedings whether of a similar character or otherwise.
10.The shares covered by the Option and any Stock Appreciation Right are shares of Stock as presently constituted, but if, and whenever, prior to the delivery by the Company of all of the shares of Stock and/or cash deliverable upon exercise of the Option or any Stock Appreciation Right, the Company shall effect the payment of a stock dividend on Stock payable in shares of Stock, a subdivision or combination of the shares of Stock, or a reclassification of Stock, the number and price of shares remaining under the Option and any Stock Appreciation Right shall be appropriately adjusted. Such adjustment shall be made by the Committee, whose determination as to what adjustment shall be made, and the extent thereof, shall be final and shall be binding and conclusive for all purposes. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to the Option.
11.Except as hereinbefore expressly provided, (a) the issue by the Company of shares of Stock of any class, or securities convertible into shares of Stock of any class, for cash or property or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefore, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, or (b) the payment of a stock dividend on any other class of the Company's stock, or (c) any subdivision or combination of the shares of any other class of the Company's stock, or (d) any reclassification of any other class of the Company's stock, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to the Option or any Stock Appreciation Right.

12.After any merger of one or more corporations into the Company, or after any consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, the Optionee shall, at no additional cost, be entitled upon any exercise of the Option or any exercise of any Stock Appreciation Right for Stock, to receive (subject to any required action by stockholders), in lieu of the number of shares as to which the Option or any Stock Appreciation Right shall then be so exercised, the number and class of shares of stock or other securities to which the Optionee would have been entitled pursuant to the terms of the agreement of merger or consolidation if at the time of such merger or consolidation the Optionee had been a holder of record of a number of shares of Stock equal to the number of shares as to which such Option or Stock Appreciation Right shall then be so exercised. Comparable rights shall accrue to the Optionee in the event of successive mergers or consolidations of the character described above or in the event of any exercise of any Stock Appreciation Right for cash following any such merger or consolidation. Anything contained herein or in the Agreement to the contrary notwithstanding, upon the dissolution or liquidation of the Company, or upon any merger or consolidation in which the Company is not the surviving corporation, the Option and any Stock Appreciation Right shall terminate; but if a period of one year from the date of the Agreement shall have expired, the Optionee shall have the right, immediately prior to such dissolution, liquidation, merger or consolidation, to exercise the Option or any Stock Appreciation Right in whole or in part to the extent it shall not have been exercised, without regard to the installment provisions of Article 1 hereof but subject to any other limitation contained herein or in the Agreement on the exercise of the Option and any Stock Appreciation Right in effect on the date of exercise. In the event of any other event affecting Stock, an appropriate adjustment shall be made in the number and price of shares remaining under, and other terms and provisions of, the Option and any Stock Appreciation Right. The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion, and such determination shall be final and shall be binding and conclusive for all purposes. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to the Option.

13.Optionee acknowledges and agrees that, in order for the Company to perform its requirements under the Plan, the Company may process, for such period of time as is necessary, personal data about Optionee. Such data includes, but is not limited to, the information provided in the Option grant materials and any changes thereto, and other appropriate personal data about Optionee, including information about Optionee's participation in the Plan and options exercised under the Plan from time to time. Optionee also hereby gives for an indefinite period of time Optionee's explicit consent to the Company to collect, use, store and transfer any such personal data for use in the United States of America or any other required location. The legal persons for whom the personal data is intended include Ford and any of its subsidiaries, the outside plan administrator as selected by the Company from time to time and any other person that the Company may deem appropriate in its administration of the Plan. Optionee has been informed of Optionee's right to access and correct Optionee's personal data by contacting Optionee's local Human Resources Representative. Optionee has been informed of Optionee's right to withdraw at any time Optionee's consent to the processing of personal data.
Optionee has been informed that the provision of personal data is voluntary. Optionee understands that the transfer of the information outlined here is important to the administration of the Plan. Optionee's consent is given freely and is valid as long as it is needed for administration of the Plan or to comply with applicable legal requirements. Optionee's failure to consent to the Company's collection, use, storage and transfer of such personal data may limit Optionee's right to participate in the Plan. For purposes of this paragraph, the term "Company" shall be deemed to include Ford Motor Company, Optionee's employer, and any other affiliate of Ford Motor Company involved in the administration of the Plan.

14.Optionee acknowledges that the Company is entitled to terminate the Plan unilaterally, and Optionee hereby waives any right to receive Plan benefits in the event that the Plan is terminated or Optionee's right to exercise the Option otherwise terminates under the terms of the Agreement. Optionee further acknowledges that the Company's grant of the option to Optionee is not an element of the Optionee's compensation and that the option is awarded in the Company's discretion. Optionee further acknowledges that receipt of the Option does not entitle Optionee to any further grants of an Option in the future, and that the Company does not guarantee that benefits under the Plan will have a particular value or be granted to Optionee in the future.
15.Notwithstanding any of the other provisions of the applicable Agreement or these terms and conditions, the Optionee agrees not to exercise the Option or any Stock Appreciation Right, and that the Company will not be obligated to issue any shares or deliver any cash pursuant to the Agreement, if the exercise of the Option or any Stock Appreciation Right or the issuance of such shares or delivery of such cash would constitute a violation by the Optionee or by the Company of any provisions of any law or regulation of any governmental authority. Any determination of the Committee in this connection shall be final and shall be binding and conclusive for all purposes. The Company shall in no event be obligated to take any affirmative action in order to cause the exercise of the Option or any Stock Appreciation Right or the issuance of shares or delivery of cash pursuant thereto to comply with any law or any regulation of any governmental authority.
16.Every notice relating to the Agreement shall be in writing and shall be given by registered mail with return receipt requested. All notices to the Company shall be addressed to:
Morgan Stanley
Ford Service Center
1001 Page Mill Road, Bldg. 4, Suite 101
Palo Alto, CA 94304, USA
Phone No.:
877-694-6772
Fax No.:650-494-2561
All notices by the Company to the Optionee shall be addressed to the current address of the Optionee as shown on the records of the Company. Either party by notice to the other may designate a different address to which notices shall be addressed. Any notice given by the Company to the Optionee at his or her last designated address shall be effective to bind any other person who shall acquire rights under the Agreement.
17.Whenever the term Optionee is used in any provision of the Agreement or these terms and conditions under circumstances such that the provision should logically apply to any other person or persons designated as a beneficiary pursuant to the provisions of Article 7 hereof, or to whom the Option and any Stock Appreciation Right, in accordance with the provisions of Article 7 hereof, may be transferred, the term Optionee shall be deemed to include such person or persons.
18.The Agreement has been made in and it and these terms and conditions shall be construed in accordance with the laws of the State of Michigan.